UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                      Pursuant to Sections 13 and 15(d) of
                       the Securities Exchange Act of 1934


                                  July 22, 1998
                Date of Report (Date of earliest event reported)

                           SA TELECOMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

Delaware                             0-18048                 75-228519
(State Of                          (Commission               (IRS Employer
Incorporation)                     File Number)              Identification No.)


                        1600 Promenade Center, 15th Floor
                              Richardson, TX 75080
                     (Address of Principal Executive Office)


                                 (972) 690-5888
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

          On July 22, 1998, SA Telecommunications, Inc. (the "Registrant") and certain of its subsidiaries (collectively, the "Company" or the "Sellers") sold substantially all of their assets and business (the "Assets") to USC Telecom, Inc. (the "Buyer"), as the assignee of EqualNet Corporation, pursuant to that certain Purchase Agreement dated as of January 15, 1998 among the Company, EqualNet Corporation ("EqualNet Corp.") and EqualNet Communications Corp. f/k/a EqualNet Holding Corp. ("EqualNet" and, collectively with the Buyer and EqualNet Corp., the "EqualNet Parties") as amended by that certain Amendment dated as of March 10, 1998 and those certain Letter Agreements dated as of May 28, 1998 and July 21, 1998 (collectively, the "Purchase Agreement").

          Pursuant to the Purchase Agreement, certain assets, including the following, were explicitly excluded from the Assets (the "Excluded Assets"): (i) all cash and cash equivalents of the Sellers; (ii) all income tax refunds and income tax credits of the Sellers; (iii) all claims and causes of action of the Sellers; (iv) all rights of the Sellers under insurance policies and under warranties, representations and guaranties made by suppliers, manufacturers and contractors relating to the Excluded Assets; and (vii) all capital stock and stock certificates of the Sellers.

          The net consideration received for the Assets consisted of cash in the amount of approximately $550,000 and 195,073 shares of EqualNet Series C Convertible Preferred Stock, subject to post-closing adjustments. In addition, the Sellers had previously borrowed approximately $3,000,000 from EqualNet, which amount was deducted by EqualNet from the purchase price.

          There is no material relationship between any of the EqualNet Parties and the Registrant or any of its affiliates, directors or officers, or any associate of any such director or officer.

          The sale of the Company to the Buyer was made as part of the Sellers' bankruptcy cases in an attempt to liquidate their assets so as to facilitate distribution to their creditors. Based on the anticipated proceeds from the sale, the disposition of remaining assets and any recoveries obtained through proceedings under the Bankruptcy Code, the Company believes that general unsecured creditors will receive substantially less than a full recovery on their claims and that the equity holders of the Company will not receive any distribution under a plan of reorganization.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial statements of businesses acquired.
          Not applicable.

(b)  Pro Forma Financial Information
          Not applicable

(c)  Exhibits:
          The Purchase Agreement was filed as an exhibit to a Form 8-K report filed by the Registrant on January 28, 1998.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SA TELECOMMUNICATIONS, INC.


DATE:  July 31, 1998                               By: /s/ Albert B. Gordon, Jr.
                                                       -------------------------
                                                       Albert B. Gordon, Jr.
                                                       Chief Executive Officer